Theo W. Folz
                        Executive Employment Agreement


o        TERM.  August 1, 1996 - December 31, 1999.

o        END-OF-TERM. After 12/31/98, Company may give notice of non-renewal;
         term extends for 12 months. After 12/31/99, term extends on one-day-at-a-time basis until notice of non-renewal given; then, term extends for 12 months.

o BASE SALARY. $770,000 per year; if adjusted upward at sole discretion of Company, increased amount becomes
         Base Salary.

o BONUS. If Company achieves the percentage of business plan set forth below, Employee receives performance bonus of the corresponding percentage of Base Salary; provision for alternative discretionary bonus.

                Percentage of                         Percentage of
                Cigar EBITDA                           Base Salary
                ------------                           -----------
                     85%                                    50%
                     90                                     75
                     95                                     90
                    100                                    100
                    105                                    110
                    110                                    125
                    115                                    150

o DEATH. Estate gets 60% of Base Salary for longer of balance of term or 12 months; if end-of-term provisions are in effect, for balance of 12 month period.

o DISABILITY. After six months, Company can terminate; employee gets 60% of Base Salary for longer of balance of term or 12 months; if end-of-term provisions are in effect, for balance of 12 month period; life and medical insurance continue for the shorter of employee's disability or until age 65.

o        BENEFITS. Standard Company officer benefits.

o CAUSE. Upon gross neglect, conviction of felony, conviction of any crime relating to Company property, willful misconduct or material breach by employee or material prejudice to Company, Company can terminate without further liability.






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o        COMPANY BREACH. Employee receives Base Salary, performance bonuses and all benefits for longer of balance of term or 12 months; if end-of-term provisions are in effect, for balance of 12 month period; prorated performance bonus paid if otherwise due for balance of term; employee obligated to mitigate.

o OTHER PROVISIONS. Protection of confidential information, non-compete during term, assignment of inventions, legal fees to employee if he prevails in action for breach or injunction; legal fees to Company if it prevails in action for injunction.

This summary page is for convenience of reference only. It shall not constitute a part of the Agreement






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                             Employment Agreement
                             --------------------

         EMPLOYMENT AGREEMENT, dated as of August 1, 1996, between Consolidated Cigar Corporation, a Delaware corporation (the "Company") and Theo W. Folz (the "Executive").

         WHEREAS, the Company wishes to employ the Executive, and the Executive wishes to accept such employment, on the terms and conditions set forth in this Agreement;

         WHEREAS, Executive is currently party to an employment agreement dated as of July 1, 1995 (the "Parent Employment Agreement") with Mafco Consolidated Group Inc. ("MCG"), the indirect parent of the Company, for a term commencing on July 1, 1995 and ending on December 31, 1998 providing, among other things, for the Executive to serve as president and chief executive officer of the Company;

         WHEREAS, the Company reimburses to MCG seventy percent (70%) of the cost of the Executive's base salary and fringe benefits under the Parent Employment Agreement and that portion of the Executive's bonus under the Parent Employment Agreement which equals the Company's contribution to the performance target described therein (the Company's reimbursement obligations to MCG hereinafter, collectively, the "Cigar Compensation Obligations");

         WHEREAS, the Company desires to assume from MCG the Cigar Compensation Obligations and, simultaneously therewith, enter into this Agreement with the Executive;

         WHEREAS, simultaneously herewith, MCG and the Executive will enter into a second amendment to the Parent Employment Agreement reflecting the assignment and assumption of the Cigar Compensation Obligations;

         Accordingly, the Company, the Executive and, for purposes of the assignment and assumption described in Section 1.1 hereof, MCG, hereby agree as follows:

         1.   Assignment and Assumption.

              1.1 MCG hereby assigns to the Company and the Company hereby assumes from MCG the Cigar Compensation Obligations. MCG agrees that the Company is relieved of any liability to MCG for services rendered by the Executive under the Parent Employment Agreement after the date hereof and the Executive agrees that MCG is relieved of any liability to him for services rendered by him to the Company after the date hereof.






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         2.   Employment, Duties and Acceptance.

              2.1 Employment, Duties. The Company hereby employs the Executive for the Term (as defined in Section 3.1), to render exclusive and full-time services to the Company as President and Chief Executive Officer or in such other executive position as may be mutually agreed upon by the Company and the Executive, and to perform such other duties consistent with such position as may be assigned to the Executive by the Board of Directors or the Chairman or the Vice Chairman of the Company.

              2.2 Acceptance. The Executive hereby accepts such employment and agrees to render the services described above. During the Term, the Executive agrees to serve the Company faithfully and to the best of the Executive's ability, to devote the Executive's entire business time, energy and skill to such employment, and to use the Executive's best efforts, skill and ability to promote the Company's interests. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of the Company and of any subsidiary or affiliate of the Company, without any compensation therefor other than that specified in this Agreement, if elected to any such position by the shareholders or by the Board of Directors of the Company or of any subsidiary or affiliate, as the case may be.

              2.3 Location. The duties to be performed by the Executive hereunder shall be performed primarily at the office of the Company in Fort Lauderdale, Florida, subject to reasonable travel requirements on behalf of the Company.

         3.   Term of Employment; Certain Post-Term Benefits.

              3.1 The Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on August 1, 1996 and shall end on December 31, 1999 or such later date to which the Term is extended pursuant to
Section 3.2.

              3.2 End-of-Term Provisions. At any time on or after December 31, 1998 the Company shall have the right to give written notice of non-renewal of the Term. In the event the Company gives such notice of non-renewal, the Term automatically shall be extended so that it ends twelve months after the last day of the month in which the Company gives such notice. From and after January 1, 2000, unless and until the Company gives written notice of non-renewal as provided in this Section 3.2, the Term automatically shall be extended day-by-day; upon the giving of such notice by the Company, the Term automatically shall be extended so that it ends twelve months after the last day of the month in which the Company gives such notice.


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              3.3  Special Curtailment. The Term shall end earlier than the original December 31, 1999 termination date provided in Section 3.1 or any extended termination date provided in Section 3.2, in either case if sooner terminated pursuant to Section 5. Non-extension of the Term shall not be deemed to be a wrongful termination of the Term or this Agreement by the Company pursuant to Section 5.4.

         4.   Compensation; Benefits.

              4.1 Salary. As compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable semi-monthly in arrears, at the annual rate of not less than $770,000, less such deductions or amounts to be withheld as required by applicable law and regulations (the "Base Salary"). In the event that the Company, in its sole discretion, from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement.

              4.2 Bonus. In addition to the amounts to be paid to the Executive pursuant to Section 4.1, the Executive will be eligible to receive a bonus with respect to each calendar year included within the Term computed in accordance with the provisions of the next two succeeding sentences. If, with respect to any calendar year, the Company achieves EBITDA of at least the percentage set forth in the table below of its business plan for such year, such bonus shall be the percentage set forth in the table below of Base Salary with respect to the year for which the bonus (any such bonus, a "performance bonus") was earned:

               Percentage of                               Percentage of
          EBITDA in Business Plan                           Base Salary
          -----------------------                           -----------
                    85%                                         50%
                    90                                          75
                    95                                          90
                   100                                         100
                   105                                         110
                   110                                         125
                   115                                         150

In the event that the Term or this Agreement is terminated other than pursuant to Section 5.3, the Executive shall be entitled to receive a prorated performance bonus (if such a bonus is otherwise payable) with respect to (A) the year in which the Term or this Agreement terminated or, (B) in the


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event of a termination pursuant to Section 5.4, the year in which the
Executive was last entitled to receive any payments of Base Salary, in an amount equal to (x) the percentage of Base Salary otherwise payable as a performance bonus with respect to such year multiplied by (y) a fraction, the numerator of which is the number of whole months elapsed from the beginning of such year to the date as of which the Term or this Agreement terminated or the last day as of which the Executive is entitled to receive payments of Base Salary, as applicable and the denominator of which is 12. A performance bonus or other bonus, if either or both are earned in accordance with this Agreement, shall be paid no later than March 31st of the year next following the year with respect to which such bonus was earned. The maximum bonus payable pursuant to this Section 4.2 shall be $2,000,000 with respect to any calendar year. The bonus payable hereunder on account of calendar years commencing after December 31, 1996 shall be subject to approval by the shareholders of the Company of the bonus plan described herein.

              4.3 Discretionary Bonus. In addition to amounts, if any, payable as a performance bonus pursuant to Section 4.2, the Executive may be awarded a supplemental bonus at the discretion of the Board of Directors of the Company.

              4.4 Business Expenses. The Company shall pay or reimburse the Executive for all reasonable expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers provided, however, that the maximum amount available for such expenses during any period may be fixed in advance by the Chairman or the Vice Chairman of the Company.

              4.5 Vacation. During the Term, the Executive shall be entitled to a vacation period or periods of four (4) weeks taken in accordance with the vacation policy of the Company during each year of the Term. Vacation time not used by the end of a year shall be forfeited.

              4.6 Fringe Benefits. During the Term, the Executive shall be entitled to all benefits for which the Executive shall be eligible under any qualified pension plan, 401(k) plan, non-qualified benefit restoration plan, group insurance or other so-called "fringe" benefit plan which the Company provides to its executive employees generally. Such benefits include the right to the use of an automobile as is currently available to the Company's


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executive employees. In addition, the Company shall "gross up" the income imputed to the Executive under federal and any applicable state income tax laws for his personal use of the Company-furnished automobile and for any life insurance furnished to the Executive, such that the Executive effectively will suffer no personal cost for such fringe benefits.

         5.   Termination.

              5.1 Death. If the Executive shall die during the Term, the Term shall terminate and no further amounts or benefits shall be payable hereunder, except that the Executive's legal representatives shall be entitled to receive
(i) continued payments in an amount equal to 60% of the Base Salary, in the manner specified in Section 4.1, until the end of the Term (as in effect immediately prior to the Executive's death) or, if the Company has not then given written notice of non-renewal pursuant to Section 3.2, for a period of twelve months after the last day of the month in which termination described in this Section 5.1 occurred, whichever is longer and (ii) performance bonuses in the manner and amount specified in Section 4.2.

              5.2 Disability. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for (i) a period of six consecutive months or (ii) for shorter periods aggregating six months during any twelve month period, the Company may at any time after the last day of the six consecutive months of disability or the day on which the shorter periods of disability shall have equalled an aggregate of six months, by written notice to the Executive (but before the Executive has recovered from such disability), terminate the Term and no further amounts or benefits shall be payable hereunder, except that the Executive shall be entitled to receive (i) continued payments in an amount equal to 60% of the Base Salary, in the manner specified in Section 4.1, until the end of the Term (as in effect immediately prior to such termination) or, if the Company has not then given notice of non-renewal pursuant to Section 3.2, for a period of twelve months after the last day of the month in which termination described in this
Section 5.2 occurred, whichever is longer, (ii) performance bonuses in the manner and amount specified in Section 4.2 and (iii) for the shorter of the period the Executive remains disabled or until the Executive has attained the age of 65, benefits for the Executive under the Company's corporate group life insurance plan and for the Executive, his spouse and children under the Company's corporate group medical (including the executive medical


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plan) insurance plan, to the extent permitted by such plans and to the extent such benefits continue to be provided to the Company's employees or officers, as applicable, generally. If the Executive shall die before receiving all payments to be made by the Company in accordance with the foregoing, such payments shall be made to a beneficiary designated by the Executive on a form prescribed for such purpose by the Company, or in the absence of such designation to the Executive's legal representative.

              5.3 Cause. In the event of gross neglect by the Executive of the Executive's duties hereunder, conviction of the Executive of any felony, conviction of the Executive of any lesser crime or offense involving the property of the Company or any of its subsidiaries or affiliates, willful misconduct by the Executive in connection with the performance of any material portion of the Executive's duties hereunder, breach by the Executive of any material provision of this Agreement or any other conduct on the part of the Executive which would make the Executive's continued employment by the Company materially prejudicial to the best interests of the Company, the Company may at any time by written notice to the Executive terminate the Term and, upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further amounts or benefits hereunder, except any as shall have been earned to the date of such termination.

              5.4 Company Breach. In the event of the breach of any material provision of this Agreement by the Company, the Executive shall be entitled to terminate the Term upon 60 days' prior written notice to the Company. Upon such termination, or in the event the Company terminates the Term or this Agreement other than pursuant to the provisions of Section 5.2 or 5.3, the Company shall continue to provide the Executive (i) payments of Base Salary, in the manner and amount specified in Section 4.1, (ii) performance bonuses, in the manner and amount specified in Section 4.2 and (iii) fringe benefits and additional benefits in the manner and amounts specified in Section 4.6 until the end of the Term (as in effect immediately prior to such termination) or, if the Company has not then given written notice of non-renewal pursuant to Section 3.2, for a period of twelve months after the last day of the month in which termination described in this Section 5.4 occurred, whichever is longer (the "Damage Period"). The Company's obligations pursuant to this
Section 5.4 are subject to the Executive's duty to mitigate damages by seeking other employment provided, however, that the Executive shall not be required to accept a position of lesser importance or of substantially different character than the


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position held with the Company immediately prior to the effective date of termination or in a location outside of the Fort Lauderdale, Florida metropolitan area. To the extent that the Executive shall earn compensation during the Damage Period (without regard to when such compensation is paid), the Base Salary and bonus payments to be made by the Company pursuant to this
Section 5.4 shall be correspondingly reduced.

              5.5  Litigation Expenses. Except as provided for in Section
6.7, if the Company and the Executive become involved in any action, suit or proceeding relating to the alleged breach of this Agreement by the Company or the Executive, and if a judgment in such action, suit or proceeding is rendered in favor of the Executive, the Company shall reimburse the Executive for all expenses (including reasonable attorneys' fees) incurred by the Executive in connection with such action, suit or proceeding. Such costs shall be paid to the Executive promptly upon presentation of expense statements or other supporting information evidencing the incurrence of such expenses.

         6.   Protection of Confidential Information; Non-Competition.

              6.1 In view of the fact that the Executive's work for the Company will bring the Executive into close contact with many confidential affairs of the Company not readily available to the public, and plans for future developments, the Executive agrees:

              6.1.1 To keep and retain in the strictest confidence all confidential matters of the Company, including, without limitation, "know how", trade secrets, customer lists, pricing policies, operational methods, technical processes, formulae, inventions and research projects, and other business affairs of the Company, learned by the Executive heretofore or hereafter, and not to disclose them to anyone outside of the Company, either during or after the Executive's employment with the Company, except in the course of performing the Executive's duties hereunder or with the Company's express written consent. The foregoing prohibitions shall include, without limitation, directly or indirectly publishing (or causing, participating in, assisting or providing any statement, opinion or information in connection with the publication of) any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not) concerning any of the foregoing,


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publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial; and

              6.1.2 To deliver promptly to the Company on termination of the Executive's employment by the Company, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the Company's business and all property associated therewith, which the Executive may then possess or have under the Executive's control.

              6.2 During the Term, the Executive shall not, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business competitive with the business of the Company or of any of its subsidiaries or affiliates; the Executive shall not engage in such business on the Executive's own account; and the Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity provided, however, that nothing contained in this Section 6.2 shall be deemed to prohibit the Executive from acquiring, solely as an investment, up to five percent (5%) of the outstanding shares of capital stock of any public corporation.

              6.3 If the Executive commits a breach, or threatens to commit a breach, of any of the provisions of Sections 6.1 or 6.2 hereof, the Company shall have the following rights and remedies:

              6.3.1 The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company; and

              6.3.2 The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively "Benefits") derived or received by the Executive as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Executive hereby agrees to account for and pay over such Benefits to the Company.


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Each of the rights and remedies enumerated above shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

              6.4 If any of the covenants contained in Sections 6.1 or 6.2, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

              6.5 If any of the covenants contained in Sections 6.1 or 6.2, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

              6.6 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 6.1 and 6.2 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

              6.7 In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in Sections 6.1 and 6.2 or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall (on demand of the Company) be paid by the Executive. In the event the Company fails to obtain a judgment for money damages or an injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Executive in such action, suit or other proceeding shall (on demand of the Executive) be paid by the Company.


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         7.   Inventions and Patents.

              7.1 The Executive agrees that all processes, technologies and inventions (collectively, "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable or not, conceived, developed, invented or made by him during the Term shall belong to the Company, provided that such Inventions grew out of the Executive's work with the Company or any of its subsidiaries or affiliates, are related in any manner to the business (commercial or experimental) of the Company or any of its subsidiaries or affiliates or are conceived or made on the Company's time or with the use of the Company's facilities or materials. The Executive shall further: (a) promptly disclose such Inventions to the Company; (b) assign to the Company, without additional compensation, all patent and other rights to such Inventions for the United States and foreign countries; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of the Executive's inventorship.

              7.2 If any Invention is described in a patent application or is disclosed to third parties, directly or indirectly, by the Executive within two years after the termination of the Executive's employment by the Company, it is to be presumed that the Invention was conceived or made during the Term.

              7.3 The Executive agrees that the Executive will not assert any rights to any Invention as having been made or acquired by the Executive prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.

         8.   Intellectual Property.

              The Company shall be the sole owner of all the products and proceeds of the Executive's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Executive may acquire, obtain, develop or create in connection with and during the Term, free and clear of any claims by the Executive (or anyone claiming under the Executive) of any kind or character whatsoever (other than the Executive's right to receive payments hereunder). The Executive shall, at the request of the Company, execute such assignments, certificates or other instruments as the Company may from time to time deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.


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         9.   Indemnification.

              The Company will indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by the Executive in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

         10.  Notices.

              All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

         If to the Company, to:

         Consolidated Cigar Corporation
    c/o  Mafco Consolidated Group Inc.
         35 East 62nd Street
         New York, New York  10021
         Attn:  Vice Chairman

         If to the Executive, to:

         Theo W. Folz
         936 Intracoastal Drive, #6F
         Fort Lauderdale, Florida 33304-3631


         11.  General.

              11.1 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in New York.

              11.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

              11.3 This Agreement sets forth the entire agreement and understanding of the parties relating to the Executive's employment by the Company, and supersedes all prior agreements, arrangements and understandings, written


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or oral, relating to the Executive's employment by the Company. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

              11.4 This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive. The Company may assign its rights, together with its obligations, hereunder (i) to any affiliate or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of the business or assets of the Company; in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

              11.5 This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by each of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         12.  Subsidiaries and Affiliates.

         12.1 As used herein, the term "subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.


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              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                       CONSOLIDATED CIGAR CORPORATION



                                       By: /s/ Howard Gittis
                                           -----------------------------------
                                           Howard Gittis
                                           Vice Chairman


                                          /s/ Theo W. Folz
                                          ------------------------------------
                                          Theo W. Folz




                                       MAFCO CONSOLIDATED GROUP INC.



                                       By: /s/ Howard Gittis
                                           -----------------------------------
                                           Howard Gittis
                                           Vice Chairman



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